                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                          FIRSTWAVE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

CONTACT:          ASHLEY NALLS
                  DIRECTOR OF MARKETING
                  FIRSTWAVE TECHNOLOGIES, INC.
                  770-431-1313
                  ASHLEYN@FIRSTWAVE.NET

FIRSTWAVE RETAINS NASDAQ LISTING, MOVES TO SMALLCAP MARKET

Atlanta, GA - Firstwave(R) Technologies, Inc., (NASDAQ: FSTW) announced today that its common stock will move to The Nasdaq SmallCap Market, effective August 8, 2001. The Company's common stock will continue to be listed on The Nasdaq SmallCap Market pursuant to an exception from the Net Tangible Assets and Minimum Bid Price requirements. While Firstwave failed to meet the requirements as of April 19, 2001, the Company was granted a temporary exception from the standards subject to Firstwave meeting certain conditions. The exception requires the Company to report net tangible assets in excess of $3.5 million by September 4, 2001, and for the Company's common stock to demonstrate a closing bid price at or above $1.00 per share on or before September 4, 2001 and immediately thereafter a closing bid price at or above $1.00 for at least 10 consecutive trading days. Satisfaction of these conditions will require that the Company's shareholders approve the various matters contained in the Company's recently filed preliminary proxy statement for consideration at a special meeting of shareholders currently scheduled for August 29, 2001. In the event the Company is deemed to have met the terms of the exception, its common stock shall continue to be listed on The Nasdaq SmallCap Market. The Company believes that it can meet these conditions; however, there can be no assurance that it will do so. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, the securities may continue to be listed in the OTC-Bulletin Board. For the duration of the exception, the Company's Nasdaq symbol temporarily will be FSTWC. The "C" would be removed from the symbol at such time as the Company satisfies all the conditions of the exception.

In their letter of August 3, 2001, addressing the determination of the Listing Qualifications Panel after the July 19, 2001 oral hearing, Nasdaq noted: "THE PANEL ALSO EXPRESSED CONFIDENCE IN THE COMPANY'S ABILITY TO SUSTAIN COMPLIANCE WITH ALL REQUIREMENTS FOR CONTINUED LISTING ON THE NASDAQ SMALLCAP MARKET. . ."

 "In our hearing, we had to show both our ability to regain compliance with the Nasdaq listing requirements, but more importantly, I believe, our ability to sustain compliance over an extended period. We are very pleased that after reviewing all of the detailed information we submitted, the review panel concurred that Firstwave should remain a Nasdaq company," said Richard Brock, Firstwave's CEO. "Firstwave's management team and Board believe that the Company can continue to improve financial performance even in these most challenging times. In certain ways, the current tough economic conditions work in the Company's favor as buyers are seeking short term paybacks on reasonable investments rather than the "hoped for" future paybacks on massive systems. In many ways, the buyers of Customer Relationship Management systems are more discriminatory and are looking for products that deliver price performance and are easily deployable, having learned from the large implementation failures of massive ERP systems," continued Brock.


ABOUT FIRSTWAVE

Firstwave(R) (www.firstwave.net) provides web-based, eCRM solutions that automate and optimize how companies get, keep and grow customer relationships. Firstwave offers one of the only true, 100% web-based CRM applications in the market today. Originally founded in 1984 as Brock Control Systems, Firstwave maintains the depth and industry experience required to address unique business needs of mid-market companies. With 17 years of experience in relationship management, Firstwave holds the distinction of being the Best Internet Based CRM Solution as cited by the Denali Group for two consecutive years and has received the CRM Excellence Award by the Technology Marketing Corporation.

NOTE: Except for historical information contained herein, the matters set forth in this letter are forward-looking statements. The Company noted that the forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, such as the Company's capital requirements and other liquidity concerns and related doubt as to the Company's ability to continue as a going concern, potential fluctuations in quarterly results due to market demand, competition, technological developments, the Company's ability to continue to comply with Nasdaq listing requirements, and the size, timing, and contractual terms of orders, and also the risks and uncertainties discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission, under the caption "Certain Factors Effecting Forward Looking Statements," which discussion is incorporated herein by this reference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION:

Investors and security holders of Firstwave Technologies, Inc. are advised to read the proxy statement regarding the proposals being considered at the special meeting, when it becomes available, because it will contain important information. Firstwave expects to mail a proxy statement about the special meeting to its shareholders. A preliminary proxy statement was filed by Firstwave with the Securities and Exchange Commission on July 25, 2001, and the Company will file a definitive proxy statement as soon as it is appropriate to do so. Investors and security holders may obtain a free copy of both the preliminary and the definitive proxy statement (when available) as well as the annual report, quarterly reports, current reports and other documents filed by the company at the Securities and Exchange Commission's Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained free of charge from Firstwave Technologies.

Firstwave and its officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of Firstwave with respect to the proposals presented to its shareholders at the special meeting. Information regarding such officers and directors is included in Firstwave's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, and a description of any interests that they have in the proposals before the shareholders at the special meeting will be available in the proxy statement. The Form 10-K is, and the proxy statement will be, available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from Firstwave.




                                                                               2